Exhibit 99.1

Plum Creek Timber Company, Inc.
999 Third Avenue
Suite 4300
Seattle, Washington 98104
206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
July 25, 2005	Media: Kathy Budinick 1-206-467-3620

Plum Creek Timber Company, Inc. Reports Higher Second Quarter Earnings, Increases Guidance for 2005

SEATTLE, Wash. – Plum Creek Timber Company, Inc. (NYSE: PCL) today announced second quarter earnings of $69 million, or $0.37 per diluted share, on revenues of $358 million. Earnings were up 21 percent compared to the same period of 2004. Earnings for the second quarter of 2004 were $57 million, or $0.31 per diluted share, on revenues of $341 million. Results for the second quarter of 2004 included a pre-tax gain of $5 million ($3 million, or $0.02 per diluted share, after-tax gain) from the sale of a working interest in a coalbed methane project and $2 million of operating income from the sale of large, non-strategic timberlands.

Earnings for the first six months of 2005 were $191 million, or $1.03 per diluted share, on revenues of $758 million. Results for the first six months of 2005 include a $20 million after-tax gain on the first quarter sale of the company’s remaining coal assets. As a result, income from continuing operations for the first six months of 2005 was $171 million, or $0.93 per fully diluted share. Earnings for the first six months of 2004 were $212 million, or $1.15 per diluted share, on revenues of $838 million. Results for the first six months of 2004 included $69 million of operating income from the $133 million sale of large, non-strategic timberlands as well as the gain from the sale of the coalbed methane working interest mentioned above.

Cash provided by operating activities in the second quarter of 2005 totaled $131 million. Cash provided by operating activities in the same period of 2004 was $148 million including approximately $15 million from the sale of large, non-strategic timberlands. Cash provided by operating activities in the first six months of 2005 totaled $228 million. Cash provided by operating activities in the first six months of 2004 totaled $391 million and included approximately $129 million from the sale of large, non-strategic timberlands. The company ended the second quarter of 2005 with $384 million in cash and cash equivalents.

“Our second quarter results exceeded our expectations as demand for timber remained strong throughout the country,” said Rick Holley, president and chief executive officer.

“In the first six months, operating profit from our timber segments increased 18 percent compared to the same period of 2004. At the same time, we continue to experience strong interest in and capture excellent values for our non-core timberlands. This interest comes from a variety of buyers who value these lands for their recreation, conservation or other attributes. We’re pleased with our performance so far this year and are confident that strong markets and our focused business approach position us for an excellent second half of 2005.”

Review of Operations
The Northern Resources segment reported second quarter operating profit of $20 million, up $4 million, compared to the same period of 2004. Harvest volumes were 8 percent higher than the second quarter of 2004 as the company took advantage of attractive log pricing across the Northern segment. Sawmills throughout the Northern segment have increased lumber production in response to strong lumber demand and attractive prices. This has increased sawlog demand and has resulted in a 7 percent increase in sawlog prices over the past year. Pulpwood prices in the segment increased 11 percent compared to the second quarter of 2004. Low log inventories at many pulp and paper mills in the Northeast caused many mills to increase the price paid for pulpwood to ensure adequate supplies.

Operating profit in the Southern Resources segment was $63 million for the second quarter of 2005, up $18 million, compared to $45 million for the same period of 2004. Harvest volumes were 24 percent higher during the second quarter of 2005 compared to the same period of 2004. Harvest activity during the second quarter of 2004 was unusually low, the result of extremely difficult logging conditions in the wet western sections of the South and harvest deferrals in the Southeast.

Southern lumber producers also enjoyed strong demand and profitability over the past year, which allowed them to increase production, but to a lesser extent than their counterparts in the Northwest. As a result, Southern sawlog prices, on average, increased approximately 3 percent compared to the second quarter of 2004. Southern pulpwood demand remained good during the past year. Customers in western regions of the South had difficulty maintaining adequate pulpwood inventories during a wet winter season causing them to bid up Southern pulpwood prices. This pushed Southern pulpwood prices up an average of 9 percent compared to the second quarter 2004.

The Real Estate segment reported second quarter revenue of $36 million compared to $50 million in the second quarter of 2004. The difference reflects the transaction-driven nature of this segment. Additionally, during 2004 the company completed a $15 million sale of a large, non-strategic timberland parcel resulting in a $2 million gain. The segment operating profit was $20 million for the second quarter of 2005 and $12 million for the same period of 2004. The sale of small, non-strategic timberlands accounted for nearly 80 percent of the land sold during the quarter, with recreation lands accounting for the balance.

The Manufacturing segment reported operating profit of $9 million for the second quarter of 2005, down from the record quarterly profit of $23 million reported for the second quarter of 2004. Although demand for these products remains very good, increases in lumber and structural panel supply pushed lumber and plywood prices lower when compared to the second quarter of last year. Lumber price realizations were down approximately 11 percent while plywood price realizations were down approximately 13 percent. Higher log costs, the result of increased competition for logs, also impacted profitability of the lumber and plywood operations. Profits from the company’s medium density fiberboard (MDF) business grew modestly as it continued to expand its production of high-performance, premium products.

Timberland Acquisitions
The company completed the acquisition of approximately 35,000 acres of highly productive northern Florida timberland for approximately $50 million. The company funded the purchase with a short-term note. This transaction was the first phase of a 56,000-acre timberland purchase from Greif, Inc. valued at approximately $90 million. Plum Creek expects to complete the acquisition of the remaining 21,000 acres over the next three quarters.

Earlier in July, the company acquired approximately 18,000 acres of high-quality plantation timberlands in southwest Arkansas for approximately $25 million. This property complements our current ownership in an attractive timber market. This acquisition was funded with 1031 like-kind exchange funds.

Outlook
Sawlog demand in most regions of the country should remain strong, as customers have increased production to meet the demand from home construction, industrial, and repair and remodel markets. Sawmills have comfortable log inventories in most regions and, as a result, the company expects sawlog prices to be steady.

Pulpwood demand appears firm in most markets. Upward pressure on pulpwood prices in the Northeast is expected to continue as a contractor shortage continues to keep mill pulpwood inventories below targets. Pulpwood prices in the South are expected to decline modestly as availability increases during the dry summer months. The company expects to harvest between 19.0 and 19.5 million tons of timber during 2005.

As a result of continued strong interest in rural timberland properties, the company has increased its estimate for Real Estate segment revenues. The company now expects segment revenues to be between $240 to $255 million for the year. Segment revenues are expected to exceed $120 million during the third quarter. Real estate segment results could be higher depending on the extent of large, non-strategic timberlands sold during the remainder of the year.

The company’s manufacturing segment continues to perform well. Segment results for the third quarter are expected to be similar to those of the second quarter.

The company expects full-year income from continuing operations to be between $1.65 and $1.75 per share. Third quarter income from continuing operations is expected to be between $0.49 and $0.54 per share. These estimates do not include the effect of any large, non-strategic timberlands sales that the company may conclude during the year.

“We continue to execute our strategy aimed at delivering the most value possible from each tree and every acre we own,” said Rick Holley. “Our land sales are capturing excellent values for non-core properties and providing significant capital to grow shareholder value. We are maintaining our disciplined approach to capital allocation with the goal of growing the per share value of the company.”

Earnings Conference Call and Supplemental Information
Plum Creek will hold a conference call today, July 25, at 5:00 p.m. EDT (2:00 p.m. PDT). A live webcast of the conference call may be accessed through Plum Creek’s Internet site at www.plumcreek.com by clicking on the “Investors” link.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start, referencing Plum Creek’s earnings. Those wishing to access the call from outside the United States/Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-800-642-1687 or 1-706-645-9291 (international calls), using the code 3521773.

Supplemental financial information for Plum Creek operations, including statistical data, is available in the “Investors” section of Plum Creek’s website at www.plumcreek.com.

_________________

Plum Creek is one of the largest private timberland owners in the nation, with approximately 8 million acres of timberlands in major timber producing regions of the United States and 10 wood products manufacturing facilities in the Northwest.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Six Months Ended
	June 30, 2005		June 30, 2004
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$392		$335
Real Estate	104		238
Manufacturing	257		256
Other	5		9

Total Revenues	758		838

Costs and Expenses:
Cost of Goods Sold:
Timber	201		173
Real Estate	40		124
Manufacturing	235		218
Other	1		3

Total Cost of Goods Sold	477		518

Selling, General and Administrative	45		40

Total Costs and Expenses	522		558

Gain on Sale of Other Assets	--		5

Operating Income	236		285

Interest Expense, net	54		56

Income before Income Taxes	182		229

Provision for Income Taxes	11		17

Income from Continuing Operations	171		212

Gain on Sale of Properties, net of tax	20		--

Net Income	$191		$212

Net Income from Continuing Operations per Share
- Basic	$0.9	3	$1.1	6
- Diluted	$0.9	3	$1.1	5

Net Income per Share
- Basic	$1.0	4	$1.1	6
- Diluted	$1.0	3	$1.1	5

Weighted Average Number of Shares Outstanding
- Basic	183.	9	183.	2
- Diluted	184.	6	184.	0

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Quarter Ended
	June 30, 2005	June 30, 2004
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$192	$151
Real Estate	36	50
Manufacturing	128	134
Other	2	6

Total Revenues	358	341

Costs and Expenses:
Cost of Goods Sold:
Timber	99	80
Real Estate	16	38
Manufacturing	117	110
Other	--	2

Total Cost of Goods Sold	232	230

Selling, General and Administrative	24	22

Total Costs and Expenses	256	252

Gain on Sale of Other Assets	--	5

Operating Income	102	94

Interest Expense, net	27	27

Income before Income Taxes	75	67

Provision for Income Taxes	6	10

Net Income	$69	$57

Net Income per Share
- Basic	$0.37	$0.31
- Diluted	$0.37	$0.31

Weighted Average Number of Shares Outstanding
- Basic	184.0	183.3
- Diluted	184.6	184.0

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	June 30, 2005	December 31, 2004
	(In Millions, Except Per Share Amounts)
ASSETS

Current Assets:
Cash and Cash Equivalents	$384	$347
Restricted Advance from Customer	15	4
Accounts Receivable	49	40
Like-Kind Exchange Funds Held in Escrow	44	11
Inventories	62	71
Deferred Tax Asset	11	10
Other Current Assets	18	16

	583	499

Timber and Timberlands - Net	3,623	3,590
Property, Plant and Equipment - Net	245	253
Investment in Grantor Trusts	29	29
Other Assets	9	7

Total Assets	$4,489	$4,378

LIABILITIES

Current Liabilities:
Current Portion of Long-Term Debt	$31	$32
Short-Term Debt	50	--
Accounts Payable	45	41
Interest Payable	28	28
Wages Payable	15	25
Taxes Payable	22	22
Deferred Revenue	35	16
Other Current Liabilities	12	20

	238	184

Long-Term Debt	1,357	1,405
Lines of Credit	495	448
Deferred Tax Liability	44	45
Other Liabilities	57	56

Total Liabilities	2,191	2,138

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Preferred Stock, $0.01 par value, authorized shares - 75.0,
outstanding - none	--	--
Common Stock, $0.01 par value, authorized shares - 300.6,
issued (including Treasury Stock) - 186.0 at June 30, 2005,
and 185.7 at December 31, 2004
	2	2
Additional Paid-In Capital	2,174	2,168
Retained Earnings	162	111
Treasury Stock, at cost, Common shares - 2.0	(43)	(43)
Other Equity	3	2

Total Stockholders’ Equity	2,298	2,240

Total Liabilities and Stockholders’ Equity	$4,489	$4,378

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Six Months Ended
	June 30, 2005	June 30, 2004
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$191	$212
Adjustments to Reconcile Net Income to
Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	55	51
Basis of Real Estate Sold (Includes Impairment Losses of $19 in 2004)	28	114
Deferred Income Taxes	(1)	12
Gain on Sales of Properties and Other Assets	(21)	(5)
Working Capital Changes	(24)	10
Other	--	(3)

Net Cash Provided By Operating Activities	228	391

Cash Flows From Investing Activities:
Property Additions (Excluding Timberland Acquisitions)	(28)	(32)
Timberlands Acquired (Including Tax-Deferred Exchange Proceeds)	(80)	(39)
Proceeds from Sales of Properties and Other Assets
(Including Tax-Deferred Exchange Proceeds)	5	27

Net Cash Used In Investing Activities	(103)	(44)

Cash Flows From Financing Activities:
Dividends	(140)	(128)
Borrowings under Line of Credit	1,140	1,227
Repayments of Borrowings under Line of Credit	(1,093)	(1,355)
Proceeds from Issuance of Short-Term Debt	50	--
Principal Payments and Retirement of Long-Term Debt	(49)	(32)
Proceeds from Stock Option Exercises	4	3

Net Cash Used In Financing Activities	(88)	(285)

Increase In Cash and Cash Equivalents	37	62
Cash and Cash Equivalents:
Beginning of Period	347	267

End of Period	$384	$329

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Quarter Ended
	June 30, 2005	June 30, 2004
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$69	$57
Adjustments to Reconcile Net Income to
Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	28	24
Basis of Real Estate Sold (Includes Impairment Losses of $3 in 2004)	10	35
Deferred Income Taxes	--	5
Gain on Sales of Other Assets	--	(5)
Working Capital Changes	22	29
Other	2	3

Net Cash Provided By Operating Activities	131	148

Cash Flows From Investing Activities:
Property Additions (Excluding Timberland Acquisitions)	(18)	(15)
Timberlands Acquired (Including Tax-Deferred Exchange Proceeds)	(62)	(15)
Proceeds from Sales of Properties and Other Assets
(Including Tax-Deferred Exchange Proceeds)	4	27

Net Cash Used In Investing Activities	(76)	(3)

Cash Flows From Financing Activities:
Dividends	(70)	(64)
Borrowings under Line of Credit	611	621
Repayments of Borrowings under Line of Credit	(564)	(633)
Proceeds from Issuance of Short-Term Debt	50	--
Principal Payments and Retirement of Long-Term Debt	(48)	(29)
Proceeds from Stock Option Exercises	1	1

Net Cash Used In Financing Activities	(20)	(104)

Increase In Cash and Cash Equivalents	35	41
Cash and Cash Equivalents:
Beginning of Period	349	288

End of Period	$384	$329